UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2008

Horne International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2677 Prosperity Avenue, Suite 300, Fairfax, Virginia		22031
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-641-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2008, Horne International, Inc. (the "Company") borrowed $260,000 from Mr. Darryl K. Horne, the Company's President, Chief Executive Officer and Chairman of the Board. In return, Mr. Horne received from the Company a promissory note in the amount of $260,000. The note is payable upon demand and provides for interest at a rate of 8% per annum. Interest is payable quarterly beginning July 1, 2008. The note is unsecured. It is payable only in cash and is not convertible into any securities of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2008, the Company borrowed $260,000 from Mr. Horne, the Company's President, Chief Executive Officer and Chairman of the Board. See disclosure under Item 1.01 for material terms of the loan.

Item 9.01 Financial Statements and Exhibits.

10.1 Demand promissory note dated March 19, 2008

The sole purpose of this Amendment No. 1 to Form 8-K is to correct a typographical error in Exhibit 10.1 to the Company's 8-K under items 1.01, 2.03 and 9.01, filed on March 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horne International Inc.

March 31, 2008	By:	Michael M. Megless

Name: Michael M. Megless
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Demand Promissory Note